EXHIBIT 5.1


VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO, NEW YORK CITY
                                       AND LIVINGSTON, NEW JERSEY



                                       April 21, 2003



MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Ladies and Gentlemen:

         Reference is hereby made to the Form S-4 Registration Statement (the "Registration Statement") being filed by MAF Bancorp, Inc., a Delaware corporation ("MAF"), relating to the registration of up to 2,980,000 shares of MAF common stock, par value $0.01 per share, to be issued to shareholders of Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity"), in exchange for shares of Fidelity common stock, par value $0.01 per share, pursuant to the proposed merger (the "Merger") of Fidelity with and into MAF in accordance with the terms and conditions of that certain Agreement and Plan of Reorganization dated as of December 16, 2002 (the "Merger Agreement"). We have acted as counsel for MAF in connection with the Merger.

         It is our opinion that such shares of MAF common stock, when issued to Fidelity stockholders in accordance with and pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the use of our name under the heading "Legal Matters" in the proxy statement/prospectus included therein.

                                           Very truly yours,

                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ